Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

Arista Power, Inc.
1999 Mt. Read Blvd
Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-171065, 333-163939 and 333-187790) of Arista Power, Inc. of our report, dated March 31, 2014 relating to the financial statements of Arista Power, Inc.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
March 31, 2014